Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-239190 and 333-249794; Form S-8 Nos. 333-213991, 333-217104, 333-223997, 333-230542, and 333-237294) of Coupa Software Incorporated of our report dated October 30, 2020, relating to the consolidated financial statements of Laurel Parent Holdings, Inc. as of and for the year ended December 31, 2019 appearing in this Current Report on Form 8-K/A of Coupa Software Incorporated.

/s/ Ernst & Young
Detroit, Michigan

January 6, 2021